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Reed Smith LLP

                                                                  Reed Smith LLP
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                                                        Princeton, NJ 08540-7839
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                                                                    EXHIBIT 23.2

May 19, 2004

DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 02061

Re:   DUSA Pharmaceuticals, Inc. (the "Company")
      Post-Effective Amendment No. 2 to Registration Statements on Form S-8 (File Nos. 333-92259 and 333-58790) (the "Registration Statement")

Gentlemen:

We hereby consent to the filing of the opinions that have been previously filed with the Company's registration statements on Form S-8 (File Nos. 333-92259 and 333-58790) as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters." By filing this consent we do not admit that we come within the categories of persons whose consent is required under the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP

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